Exhibit 15.1

PHOTOCHANNEL NETWORKS INC.

(the “Company”)

AUDIT COMMITTEE CHARTER

1.	Mandate

The audit committee will assist the board of directors (the “Board”) in fulfilling its financial oversight responsibilities. The audit committee will review and consider in consultation with the auditors the financial reporting process, the system of internal control and the audit process. In performing its duties, the committee will maintain effective working relationships with the Board, management, and the external auditors. To effectively perform his or her role, each committee member must obtain an understanding of the principal responsibilities of committee membership as well and the company’s business, operations and risks.

2.	Composition

The Board will appoint from among their membership an audit committee after each annual general meeting of the shareholders of the Company. The audit committee will consist of a minimum of three directors.

2.1	Independence

A majority of the members of the audit committee must not be officers, employees or control persons of the Company.

2.2	Expertise of Committee Members

Each member of the audit committee must be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the committee. The Board shall interpret the qualifications of financial literacy and financial management expertise in its business judgment and shall conclude whether a director meets these qualifications.

3.	Meetings

The audit committee shall meet in accordance with a schedule established each year by the Board, and at other times that the audit committee may determine. The audit committee shall meet at least annually with the Company’s Chief Financial Officer and external auditors in separate executive sessions.

4.	Roles and Responsibilities

The audit committee shall fulfill the following roles and discharge the following responsibilities:

4.1	External Audit

The audit committee shall be directly responsible for overseeing the work of the external auditors in preparing or issuing the auditor’s report, including the resolution of disagreements between management and the external auditors regarding financial reporting and audit scope or procedures. In carrying out this duty, the audit committee shall:

(a)    recommend to the Board the external auditor to be nominated by the shareholders for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company;

(b)    review (by discussion and enquiry) the external auditors’ proposed audit scope and approach;

(c)    review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors;

(d)    review and recommend to the Board the compensation to be paid to the external auditors; and

(e)    review and confirm the independence of the external auditors by reviewing the non-audit services provided and the external auditors’ assertion of their independence in accordance with professional standards.

4.2	Internal Control

The audit committee shall consider whether adequate controls are in place over annual and interim financial reporting as well as controls over assets, transactions and the creation of obligations, commitments and liabilities of the Company. In carrying out this duty, the audit committee shall:

(a)    evaluate the adequacy and effectiveness of management’s system of internal controls over the accounting and financial reporting system within the Company; and

(b)    ensure that the external auditors discuss with the audit committee any event or matter which suggests the possibility of fraud, illegal acts or deficiencies in internal controls.

4.3	Financial Reporting

The audit committee shall review the financial statements and financial information prior to its release to the public. In carrying out this duty, the audit committee shall:

General

(a)    review significant accounting and financial reporting issues, especially complex, unusual and related party transactions; and

(b)    review and ensure that the accounting principles selected by management in preparing financial statements are appropriate.

Annual Financial Statements

(c)    review the draft annual financial statements and provide a recommendation to the Board with respect to the approval of the financial statements;

(d)    meet with management and the external auditors to review the financial statements and the results of the audit, including any difficulties encountered; and

(e)    review management’s discussion & analysis respecting the annual reporting period prior to its release to the public.

Interim Financial Statements

(f)    review and approve the interim financial statements prior to their release to the public; and

(g)    review management’s discussion & analysis respecting the interim reporting period prior to its release to the public.

Release of Financial Information

(h)    where reasonably possible, review and approve all public disclosure, including news releases, containing financial information, prior to its release to the public.

4.4	Non-Audit Services

All non-audit services (being services other than services rendered for the audit and review of the financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements) which are proposed to be provided by the external auditors to the Company or any subsidiary of the Company shall be subject to the prior approval of the audit committee.

Delegation of Authority

(a)    The audit committee may delegate to one or more independent members of the audit committee the authority to approve non-audit services, provided any non-audit services approved in this manner must be presented to the audit committee at its next scheduled meeting.

De-Minimis Non-Audit Services

(b)    The audit committee may satisfy the requirement for the pre-approval of non-audit services if:

(i)    the aggregate amount of all non-audit services that were not pre-approved is reasonably expected to constitute no more than five per cent of the total amount of fees paid by the Company and its subsidiaries to the external auditor during the fiscal year in which the services are provided; or

(ii)    the services are brought to the attention of the audit committee and approved, prior to the completion of the audit, by the audit committee or by one or more of its members to whom authority to grant such approvals has been delegated.

Pre-Approval Policies and Procedures

(c)    The audit committee may also satisfy the requirement for the pre-approval of non-audit services by adopting specific policies and procedures for the engagement of non-audit services, if:

(i)    the pre-approval policies and procedures are detailed as to the particular service;

(ii)    the audit committee is informed of each non-audit service; and

(iii)    the procedures do not include delegation of the audit committee’s responsibilities to management.

4.5	Other Responsibilities

The audit committee shall:

(a)    establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters;

(b)    establish procedures for the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters;

(c)    ensure that significant findings and recommendations made by management and external auditor are received and discussed on a timely basis;

(d)    review the policies and procedures in effect for considering officers’ expenses and perquisites;

(e)    perform other oversight functions as requested by the Board; and

(f)    review and update this Charter and receive approval of changes to this Charter from the Board.

4.6	Reporting Responsibilities

The audit committee shall regularly update the Board about committee activities and make appropriate recommendations.

5.	Resources and Authority of the Audit Committee

The audit committee shall have the resources and the authority appropriate to discharge its responsibilities, including the authority to

(a)    engage independent counsel and other advisors as it determines necessary to carry out its duties;

(b)    set and pay the compensation for any advisors employed by the audit committee; and

(c)    communicate directly with the internal and external auditors.